Calculation of Filing Fee Tables
S-3
Aon plc
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	Debt Securities	457(r)				0.0001381
Fees to be Paid	2	Other	Guarantees	457(r)				0.0001381
Fees to be Paid	3	Equity	Class A Ordinary Shares US$0.01 nominal value	457(r)				0.0001381
Fees to be Paid	4	Equity	Preference Shares US$0.01 nominal value	457(r)				0.0001381
Fees to be Paid	5	Other	Share Purchase Contracts	457(r)				0.0001381
Fees to be Paid	6	Other	Share Purchase Units	457(r)				0.0001381
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	(1) An indeterminate aggregate initial offering price or number of the securities of each class identified above is being registered as may from time to time be offered, reoffered or sold, at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), the registrants are deferring payment of all of the related registration fees. Pursuant to Rule 457(n) under the Securities Act, where the securities to be offered are guarantees of other securities which are being registered concurrently, no separate fee for the guarantees shall be payable. (2) This registration statement covers an indeterminate number or amount, as applicable, of Class A ordinary shares, preference shares, share purchase contracts and share purchase units of Aon plc, debt securities of Aon plc, debt securities of Aon Global Holdings plc, debt securities of Aon Corporation, debt securities of Aon North America, Inc. and the related guarantees of Aon plc, Aon Global Limited, Aon Global Holdings plc, Aon Corporation and Aon North America, Inc. that may be reoffered and resold on an ongoing basis after their initial sale in remarketing or other resale transactions by the registrants or affiliates of the registrants. (3) Debt securities may be issued by Aon plc, Aon Global Holdings plc, Aon Corporation or Aon North America, Inc., or co-issued by any combination of Aon plc, Aon Global Holdings plc, Aon Corporation or Aon North America, Inc. Debt securities issued or co-issued by Aon plc, Aon Global Holdings plc, Aon Corporation or Aon North America, Inc. may be guaranteed by Aon plc, Aon Global Limited, Aon Global Holdings plc, Aon Corporation and/or Aon North America, Inc. to the extent not acting as issuer or co-issuer.

[2]	(1) An indeterminate aggregate initial offering price or number of the securities of each class identified above is being registered as may from time to time be offered, reoffered or sold, at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), the registrants are deferring payment of all of the related registration fees. Pursuant to Rule 457(n) under the Securities Act, where the securities to be offered are guarantees of other securities which are being registered concurrently, no separate fee for the guarantees shall be payable. (2) This registration statement covers an indeterminate number or amount, as applicable, of Class A ordinary shares, preference shares, share purchase contracts and share purchase units of Aon plc, debt securities of Aon plc, debt securities of Aon Global Holdings plc, debt securities of Aon Corporation, debt securities of Aon North America, Inc. and the related guarantees of Aon plc, Aon Global Limited, Aon Global Holdings plc, Aon Corporation and Aon North America, Inc. that may be reoffered and resold on an ongoing basis after their initial sale in remarketing or other resale transactions by the registrants or affiliates of the registrants. (3) Debt securities may be issued by Aon plc, Aon Global Holdings plc, Aon Corporation or Aon North America, Inc., or co-issued by any combination of Aon plc, Aon Global Holdings plc, Aon Corporation or Aon North America, Inc. Debt securities issued or co-issued by Aon plc, Aon Global Holdings plc, Aon Corporation or Aon North America, Inc. may be guaranteed by Aon plc, Aon Global Limited, Aon Global Holdings plc, Aon Corporation and/or Aon North America, Inc. to the extent not acting as issuer or co-issuer.

[3]	(1) An indeterminate aggregate initial offering price or number of the securities of each class identified above is being registered as may from time to time be offered, reoffered or sold, at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), the registrants are deferring payment of all of the related registration fees. Pursuant to Rule 457(n) under the Securities Act, where the securities to be offered are guarantees of other securities which are being registered concurrently, no separate fee for the guarantees shall be payable. (2) This registration statement covers an indeterminate number or amount, as applicable, of Class A ordinary shares, preference shares, share purchase contracts and share purchase units of Aon plc, debt securities of Aon plc, debt securities of Aon Global Holdings plc, debt securities of Aon Corporation, debt securities of Aon North America, Inc. and the related guarantees of Aon plc, Aon Global Limited, Aon Global Holdings plc, Aon Corporation and Aon North America, Inc. that may be reoffered and resold on an ongoing basis after their initial sale in remarketing or other resale transactions by the registrants or affiliates of the registrants. (4) An indeterminate number of Class A ordinary shares of Aon plc are covered by this registration statement. Class A ordinary shares may be issued separately or upon conversion or exchange of either the debt securities or the preference shares, each of which are registered hereby. Class A ordinary shares issued upon conversion of the debt securities or the preference shares will be issued without the payment of additional consideration.

[4]	(1) An indeterminate aggregate initial offering price or number of the securities of each class identified above is being registered as may from time to time be offered, reoffered or sold, at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), the registrants are deferring payment of all of the related registration fees. Pursuant to Rule 457(n) under the Securities Act, where the securities to be offered are guarantees of other securities which are being registered concurrently, no separate fee for the guarantees shall be payable. (2) This registration statement covers an indeterminate number or amount, as applicable, of Class A ordinary shares, preference shares, share purchase contracts and share purchase units of Aon plc, debt securities of Aon plc, debt securities of Aon Global Holdings plc, debt securities of Aon Corporation, debt securities of Aon North America, Inc. and the related guarantees of Aon plc, Aon Global Limited, Aon Global Holdings plc, Aon Corporation and Aon North America, Inc. that may be reoffered and resold on an ongoing basis after their initial sale in remarketing or other resale transactions by the registrants or affiliates of the registrants. (5) An indeterminate number of preference shares of Aon plc are covered by this registration statement.

[5]	(1) An indeterminate aggregate initial offering price or number of the securities of each class identified above is being registered as may from time to time be offered, reoffered or sold, at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), the registrants are deferring payment of all of the related registration fees. Pursuant to Rule 457(n) under the Securities Act, where the securities to be offered are guarantees of other securities which are being registered concurrently, no separate fee for the guarantees shall be payable. (2) This registration statement covers an indeterminate number or amount, as applicable, of Class A ordinary shares, preference shares, share purchase contracts and share purchase units of Aon plc, debt securities of Aon plc, debt securities of Aon Global Holdings plc, debt securities of Aon Corporation, debt securities of Aon North America, Inc. and the related guarantees of Aon plc, Aon Global Limited, Aon Global Holdings plc, Aon Corporation and Aon North America, Inc. that may be reoffered and resold on an ongoing basis after their initial sale in remarketing or other resale transactions by the registrants or affiliates of the registrants. (6) An indeterminate number of share purchase contracts and share purchase units of Aon plc, each representing the obligation to purchase an indeterminate number of Class A ordinary shares of Aon plc, which are registered hereby, are covered by this registration statement.

[6]	(1) An indeterminate aggregate initial offering price or number of the securities of each class identified above is being registered as may from time to time be offered, reoffered or sold, at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), the registrants are deferring payment of all of the related registration fees. Pursuant to Rule 457(n) under the Securities Act, where the securities to be offered are guarantees of other securities which are being registered concurrently, no separate fee for the guarantees shall be payable. (2) This registration statement covers an indeterminate number or amount, as applicable, of Class A ordinary shares, preference shares, share purchase contracts and share purchase units of Aon plc, debt securities of Aon plc, debt securities of Aon Global Holdings plc, debt securities of Aon Corporation, debt securities of Aon North America, Inc. and the related guarantees of Aon plc, Aon Global Limited, Aon Global Holdings plc, Aon Corporation and Aon North America, Inc. that may be reoffered and resold on an ongoing basis after their initial sale in remarketing or other resale transactions by the registrants or affiliates of the registrants. (6) An indeterminate number of share purchase contracts and share purchase units of Aon plc, each representing the obligation to purchase an indeterminate number of Class A ordinary shares of Aon plc, which are registered hereby, are covered by this registration statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date